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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Ciprico Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIPRICO INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of Ciprico Inc. will be held on Thursday, January 23, 2003 at 3:30 p.m. (CST), at Ciprico's corporate headquarters located at 17400 Medina Road, Plymouth, Minnesota, for the following purposes:

1.
To set the number of directors at six (6).

2.
To elect two Class III directors for the ensuing year.

3.
To approve a 100,000 share increase in the number of shares reserved for the Company's 1996 Employee Stock Purchase Plan.

4.
To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

        Only shareholders of record at the close of business on December 9, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof.

        Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS
Robert H. Kill President and Chief Executive Officer

Plymouth, Minnesota
December 20, 2002

CIPRICO INC.
ANNUAL MEETING OF SHAREHOLDERS
JANUARY 23, 2003

PROXY STATEMENT

INTRODUCTION

        Your Proxy is solicited by the Board of Directors of Ciprico Inc. ("the Company") for use at the Annual Meeting of Shareholders to be held on January 23, 2003, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

        The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

        Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

        The mailing address of the principal executive office of the Company is 17400 Medina Road, Plymouth, Minnesota 55447. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about December 20, 2002.

OUTSTANDING SHARES AND VOTING RIGHTS

        The Board of Directors of the Company has fixed December 9, 2002, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 9, 2002, 4,703,867 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

        The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of the dates indicated in the respective footnotes to the table. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS
Perkins Capital Management, Inc 730 E. Lake Street Wayzata, MN 55391	678,333(1)	13.8%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue Santa Monica, CA 90401	366,025(1)	7.4%
Laurence W. Lytton 28 Sherwood Place Scarsdale, NY 10583	340,100(1)	6.9%

(1)
Such shares were owned as of the most recent 13G filing with the SEC.

MANAGEMENT SHAREHOLDINGS

        The following table sets forth the number of shares of Common Stock beneficially owned as of December 9, 2002 by each executive officer of the Company named in the Summary Compensation Table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME OF DIRECTOR/NOMINEE OR IDENTITY OF GROUP	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS(1)
Robert H. Kill	140,800	(2)	2.9%
Thomas F. Burniece	43,000	(3)(6)	*
Robert G. Brown	31,821	(4)	*
Thomas S. Wargolet	31,750	(5)	*
James W. Hansen	15,500	(3)(7)	*
Mark D. Griffiths	12,000	(3)(8)	*
Thomas G. Hudson	7,500	(3)(9)	*
Michael M. Vekich	—	(3)	*
All officers and directors as a Group (8 persons)	282,371	(10)	5.9%

        *    Less than 1%

(1)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 9, 2002, or within sixty days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)
Amount includes 20,000 shares held by Mr. Kill's wife and 60,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

(3)
Does not include an option for 6,000 shares which will be granted to such individual as of the date of the Annual Meeting and which will become exercisable as of the date of the Company's 2004 Annual Meeting pursuant to an automatic grant under the Company's 1999 Amended and Restated Stock Option Plan.

(4)
Amount includes 24,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

(5)
Amount includes 28,750 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

(6)
Amount includes 42,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

(7)
Amount includes 11,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

(8)
Amount includes 10,500 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

(9)
Amount includes 6,000 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

(10)
Amount includes 140,750 shares purchasable upon exercise of options presently exercisable or exercisable within sixty days of December 9, 2002.

ELECTION OF DIRECTORS
(PROPOSALS #1 AND #2)

GENERAL INFORMATION

        The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors shall consist of not less than three directors and not more than six directors, that the number of directors to be elected shall be determined by the shareholders at each annual meeting, and that the number of directors may be increased by the Board between annual meetings. The Certificate of Incorporation also provides for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Directors who are members of Class III will be elected at the Annual Meeting. Directors who are members of Classes I and II will continue to serve for the terms for which they were previously elected. The Board recommends that the number of directors be set at six and that two Class III directors be elected at the Annual Meeting. The Board of Directors nominates Robert H. Kill and Mark D. Griffiths for re-election as Class III directors. If elected, Messrs. Kill and Griffiths will each serve for a three-year term as a Class III director and until his successor has been duly elected and qualified. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to set the number of directors at six.

        Unless authority is withheld, the proxies solicited hereby will be voted for the election of each of Robert H. Kill and Mark D. Griffiths as directors for a term of three years. If, prior to the meeting, it should become known that any Class III nominee will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that either nominee will be unable to serve. The election of directors is decided by a plurality of the votes cast. Following is information about the nominees and all other directors of the Company whose terms continue beyond the Annual Meeting.

        Robert H. Kill (Class III, term ending at 2003 Annual Meeting), age 55, has been President and Chief Executive Officer of the Company since March 1988, Chairman of the Board from June 1996 to November 2000, and a director since September 1987. Mr. Kill was Executive Vice President of the Company from September 1987 to March 1988, Secretary from September 1987 to July 1988 and from November 1989 to October 1993, and Vice President and General Manager from August 1986 to September 1987. Mr. Kill held several marketing and sales positions at Northern Telecom, Inc. from 1979 to 1986, his last position being Vice President, Terminals Distribution.

        Thomas F. Burniece (Class II, term ending at 2005 Annual Meeting), age 61, has been a director of the Company since November 1999, and Chairman of the Board since November 2000. Mr. Burniece has been owner and President of Thomas Burniece Consulting, a firm offering technical marketing and management consulting services across a wide range of high technology markets, for more than seven years. Mr. Burniece is currently a partner of In-fusion, LLC, a consulting firm specializing in business development for companies in the networked storage market. He was Chief Executive Officer from April 1997 until December 2000 of Voelker Technologies, Inc., a startup company developing an intelligent physical layer switching product. In addition, in June 1998 he co-founded and served as the original Chief Executive Officer of Rutilus Software, Inc., and served as a director until May, 2001. Rutilus is a startup company developing a unique, centrally-managed approach to the backup of network-attached desktop computers. Mr. Burniece also serves as a director for Intoto, Inc., a private company developing real-time software, and as an advisor to several other small private companies in the networked storage market.

        Mark D. Griffiths, (Class III, term ending at 2003 Annual Meeting), age 42, has been a director of the Company since May 2001. Mr. Griffiths most recently was the Vice President of Corporate Marketing for VERITAS Software. He was with VERITAS from May of 1997 through October 2001, where he held positions of Senior Director of NT Business Development from joining through January 1998 when he became Director of Product and Solutions Marketing. Prior to joining VERITAS Software, Mr. Griffiths also held the position of Director of Product Marketing for the internet division of Cisco Systems from September 1996 to May 1997. Prior to Cisco, Mr. Griffiths spent nine years at Novell Inc., culminating his career there as the Director of Marketing for Novell's Internet Commerce Division.

        James W. Hansen (Class I, term ending at 2004 Annual Meeting), age 47, has been a director of the Company since April 2001. Mr. Hansen was President, CEO, and Treasurer of E.mergent Incorporated (NASDAQ: EMRT) from November 1996 and Chairman of the Board of Directors from May 1997 until the sale of the company in May 2002. Mr. Hansen holds bachelor degrees in Physiology and Physics Education from the University of Minnesota and an MBA in Finance from the University of St. Thomas. From 1979 to 1983, Mr. Hansen was a teacher and management consultant. From 1983 to 1986 he was Vice President of Apache Corporation, a NYSE-traded oil and gas exploration company. From 1986 to 1992 he was Senior Vice President and General Manager of the pension division of Washington Square Capital, a Reliastar Company, a NYSE-traded financial services company now known as ING Reliastar. Since 1992 Mr. Hansen has served as an investor, director, president or vice president of several private companies in medical services and technology. He has served as a director of three public companies and has taught in the MBA program at the University of St. Thomas since 1984.

        Thomas G. Hudson, (Class II, term ending at 2005 Annual Meeting), age 55, has been a director of the Company since January 2002. Mr. Hudson has served as President and Chief Executive Officer of Computer Network Technology since August and as Chairman of the Board since May 1999. Mr. Hudson has also served as acting general manager of Propelis Software, Inc. since November 1999. From 1993 to June 1996, Mr. Hudson served as Senior Vice President of McGraw Hill Companies, a leading information services provider, serving as General Manager of its F.W. Dodge Division and as Senior Vice President, Corporate Development. From 1968 to 1993, Mr. Hudson served in a number of management positions at IBM Corporation, most recently as Vice President Services Section Division. Mr. Hudson's IBM career included varied product development, marketing and strategic responsibilities for IBM's financial services customers and extensive international and large systems experience. He is a graduate of the University of Notre Dame and New York University. Mr. Hudson attended the Harvard Advanced Management Program in 1990.

        Michael M. Vekich, (Class I, term ending at 2004 annual Meeting), age 54, was appointed by the Board on December 2, 2002, to fill the remainder of the term left vacant by the resignation of William N. Wray. Mr. Vekich has served as Chief Executive Officer of Vekich Associates since 1998 and as CEO of Vekich Arkema & Company from 1979 to 1998. Prior to 1979 he held various management consulting positions. A Certified Public Accountant, he serves as a financial and business advisor to several public and private company boards. He has also served as a director on a number of boards of private companies and not-for-profit institutions. He holds a B.A. in accounting and business administration from the University of Minnesota, Duluth.

        There are no arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company's directors.

COMMITTEE AND BOARD MEETINGS

        The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee members during fiscal 2002 were James W. Hansen, Thomas G. Hudson, and Mark D. Griffiths. Michael M. Vekich was added to the Audit Committee upon his appointment in December 2002 to replace Mr. Griffiths. This committee is responsible for reviewing the Company's internal audit procedures, quarterly and annual financial statements and reviewing those results with the Company's independent accountants the results of the annual audit, and implementing and monitoring the Company's cash investment policy. The Audit Committee met twice during fiscal 2002.

        The Compensation Committee members for fiscal 2002 were William N. Wray and Mark D. Griffiths. Following the resignation of Mr. Wray, James W. Hansen was added to the Compensation Committee in December 2002. The Compensation Committee recommends to the Board of Directors from time to time the salaries and other compensation to be paid to executive officers of the Company and administers the Company's stock option and restricted stock plans. The Compensation Committee met once during fiscal 2002.

        The Board and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all Board or Committee members, in accordance with Delaware law, rather than hold formal meetings. During fiscal 2002, the Board of Directors held seven meetings. Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s) of the Board and of committee(s) of which he was a member.

DIRECTORS FEES

        Directors who are not employees of the Company receive $1,000 for each Board meeting attended. On November 27, 2002 Messrs. Griffiths, Hansen and Hudson each received 500 shares and Mr. Wray received 1,000 shares of restricted stock as compensation for past involvement in Board committees.

        In addition, under the terms of the Company's 1999 Amended and Restated Stock Option Plan, each non-employee director who is elected or re-elected to the Board, or whose term of office continues after an annual meeting of shareholders, will receive a seven-year option for 6,000 shares at an exercise price equal to the closing price of the Company's Common Stock on the date of grant, exercisable one year from the date of grant if the director has continued to serve on the Board throughout such period. Pursuant to such provision, on January 24, 2002, Messrs. Burniece, Griffiths, Hansen and Hudson each received an option to purchase 6,000 shares at $6.00 per share. Such options will become exercisable on January 23, 2003.

CERTAIN TRANSACTIONS

        Mr. Burniece has had an arrangement with the Company to provide consulting services. During fiscal year 2002, the Company paid Mr. Burniece $26,250 for such services. Mr. Burniece also receives a monthly payment of $1,000 in connection with his duties as Chairman of the Board.

AUDIT COMMITTEE REPORT

        The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

        In accordance with its written charter adopted by the Board of Directors (which was set forth in Appendix A to the proxy statement furnished in connection with the Company's 2001 annual meeting), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)
reviewed and discussed the audited financial statements with management;

(2)
met with auditors independent of management prior to and subsequent to the completion of the audit fieldwork to review planning and results of audit;

(3)
discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(4)
reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, as filed with the Securities and Exchange Commission.

MEMBERS OF THE FISCAL 2002 AUDIT COMMITTEE
James W. Hansen
Mark D. Griffiths
Thomas G. Hudson

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company is currently composed of directors Mark D. Griffiths and James W. Hansen. None of the members of the Committee is an employee or officer of the Company and none is affiliated with any entity other than the Company with which an executive officer of the Company is affiliated.

        Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual and quarterly performance bonuses, long-term incentive compensation in the form of stock options and restricted stock grants and various benefits, including the Company's savings plan and employee stock purchase plan in which all qualified employees of the Company participate. In addition, the Compensation Committee from time to time may award special cash bonuses, stock options and restricted stock grants in connection with new hiring, promotions or non-recurring, extraordinary performance.

        The Compensation Committee has followed a policy of paying annual base salaries which are on the moderate side of being competitive in its industry and of awarding cash bonuses based on achievement of operating profit goals and secondarily on achievement of revenue goals. If minimum operating profit goals are achieved, the officer receives a cash bonus in an amount equal to the percentage of goal achieved multiplied by the established target bonus which is a minimum of 30% and a maximum of 150% of annual base salary. The goals are established annually by the Compensation Committee and the President of the Company. The Company does not have formal employment agreements with any of its officers.

        The Company's executive officers participate in the Company's stock option and restricted stock plans as well as the management cash bonus plan described above. There were no cash bonuses earned by executive officers in fiscal 2002.

        General. The Company provides medical and insurance benefits to its executive officers, which are generally available to all Company employees. The Company has a savings plan in which all qualified employees, including the executive officers, may participate. Each year the Company contributes to the savings plan an amount equal to fifty percent of the first six percent of gross wages for each employee who participates in the savings plan. The company may contribute an additional two percent of gross wages based on the operating profit of the Company for the fiscal year and plan contributions by the individual employee. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2002.

        Chief Executive Officer Compensation. Robert H. Kill served as the Company's Chief Executive Officer in fiscal 2002. His annual base salary and eligibility for a cash bonus was determined in accordance with the policies described above as applicable to all executive officers. His base salary was $195,000 for fiscal 2002. There were no bonuses paid to Mr. Kill during fiscal 2002. There were 30,000 options granted to Mr. Kill during fiscal 2002. Mr. Kill's participation in the bonus plan for fiscal 2003 will be 55% of his base salary.

        Summary. The Compensation Committee annually reviews its compensation policies but anticipates generally continuing its policy of paying relatively moderate base salaries, basing bonuses on specific revenue and operating profit goals and granting stock options and restricted stock to provide long-term incentives.

MEMBERS OF THE COMPENSATION COMMITTEE
Mark D. Griffiths
James W. Hansen

SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to the other executive officers whose total salary and bonus for fiscal 2002 exceeded $100,000.

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION
						Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)(1)
Robert H. Kill, President and CEO	2002 2001 2000	195,000 210,000 200,833	(2) (2)	— — —	— — —	— — —	30,000 — 40,000	— — —	3,671 4,487 5,384
Thomas S. Wargolet (3) Vice President - Finance and CFO	2002 2001	135,000 118,802		— —	— —	— —	15,000 50,000	— —	4,163 3,356
Robert G. Brown, Vice President - Sales	2002 2001 2000	194,548 204,379 174,970		— — —	— — —	— — —	10,000 15,000 —	— — —	4,801 4,745 6,437

(1)
Amounts reflect Company contributions to the Company's Savings Plan, a 401(k) plan.

(2)
Includes amounts for time earned but not taken pursuant to companies paid time off policy.

(3)
Amounts for 2000 are excluded for Mr. Wargolet as he joined the Company in 2001.

OPTION GRANTS DURING 2002 FISCAL YEAR

        The following table sets forth information regarding stock options granted to the named executive officers during the fiscal year ended September 30, 2002. The Company has not granted stock appreciation rights.

					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM
	NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS GRANTED (#)	% OF TOTAL OPTIONS/SARS GRANTED TO EMPLOYEES IN FISCAL YEAR
NAME			EXERCISE OR BASE PRICE ($/SH)	EXPIRATION DATE
					5% ($)	10% ($)
Robert H. Kill	30,000(1)	13.9%	$3.90	10/05/06	32,235	71,430
Thomas S. Wargolet	15,000(1)	6.9%	$3.90	10/05/06	16,162	35,715
Robert G. Brown	10,000(1)	4.6%	$3.90	10/05/06	10,775	23,810

(1)
Such option is exercisable annually as to 25% of the total number of shares, commencing October 5, 2002.

AGGREGATED OPTION EXERCISES DURING 2002 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table provides information related to options exercised by the named executive officers during fiscal 2002 and the number and value of options held at fiscal year end.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF UNEXERCISED OPTIONS/SARS AT FY-END(#) EXERCISABLE/ UNEXERCISABLE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARS AT FY-END ($) EXERCISABLE/ UNEXERCISABLE (1)
Robert H. Kill	0	N/A	53,750 / 46,250	0 / 0
Thomas S. Wargolet	0	N/A	12,500 / 52,500	0 / 0
Robert G. Brown	0	N/A	22,000 / 24,000	0 / 0

(1)
These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on September 30, 2002. The closing price of the Company's Common Stock on that day on the Nasdaq Stock Market was $2.95. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

        The following table provides information as of September 30, 2002 about the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	1,150,625	$8.07	394,183(1)
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

(1)
Includes 280,944 options reserved for issuance under the 1999 Amended and Restated Stock Option Plan, 94,630 shares reserved for issuance under the 1996 Restricted Stock Plan and 18,609 shares reserved for issuance under the 1996 Employee Stock Purchase Plan.

STOCK PERFORMANCE CHART

        The following chart compares the cumulative total shareholder return on the Company's Common Stock with the S&P SmallCap 600 Index and the S&P Computers Storage & Peripherals Index. The comparison assumes $100 was invested on September 30, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Company / Index	Base Period Sep97	Sep98	Sep99	Sep00	Sep01	Sep02
CIPRICO INC	100	48.35	73.55	66.94	297.73	19.50
S&P SMALLCAP 600 INDEX	100	81.33	95.59	118.70	106.10	104.20
S&P COMPUTER STORAGE & PERIPHERALS	100	147.97	337.30	919.59	119.25	65.08

INCREASE IN SHARES RESERVED FOR
1996 EMPLOYEE STOCK PURCHASE PLAN
(Proposal #3)

General

        The Company has in effect a 1996 Employee Stock Purchase Plan (the "Plan"). The Board of Directors has recommended an increase in the number of shares of the Company's Common Stock reserved for issuance under the Plan from 150,000 to 250,000 shares. A general description of the basic features of the Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

Description of the 1996 Employee Stock Purchase Plan

        Purpose.    The purpose of the Stock Purchase Plan is to encourage stock ownership by the Company's employees and in so doing to provide an incentive for the Company's employees to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

        Term.    The term of the Stock Purchase Plan expires on December 31, 2005; provided, that the Board of Directors may extend the term of the Plan for such period as the Board deems advisable.

        Administration.    The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors (the Committee"). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to limit the number of shares that may be optioned under the Stock Purchase Plan during a phase.

        Eligibility.    All regular U.S. full-time or part-time employees (including officers) of the Company or any subsidiary are eligible to participate in any of the twenty six-month phases of the Stock Purchase Plan. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company will not be granted an option under the Stock Purchase Plan.

        Options.    Phases of the Stock Purchase Plan will commence in January and July of each calendar year or such other months as the Committee may determine. Before the commencement date of the phase, each participating employee must have elected to have from 1% to 10% of his or her compensation withheld over the pay periods in such phase. The percentage designated may be increased or decreased during a phase or discontinued entirely. Participants also have the right to withdraw all accumulated payroll deductions before the end of a phase. Based on the amount of salary deductions accumulated at the end of the phase, shares will be purchased from the account of each participant at the termination date of such phase (six months after the commencement date). In no event, however, may a participant receive a grant of shares which would cause the employee to own 5% or more of the Common Stock of the Company, nor may the total number of shares subject to a participant's options during a phase exceed 1,000. The purchase price to be paid by the employees will be the lower of the amount determined under Paragraphs A and B below:

        A. 85% of the closing price of the Company's Common Stock on the commencement date of the phase; or

        B. 85% of the closing price of the Company's Common Stock on the termination date of the phase.

        As required by tax law, in any calendar year no employee may make an election under the Stock Purchase Plan to purchase shares which have a fair market value in excess of $25,000 determined at the time such election is made. Any funds not used to purchase shares will be carried over to the next phase unless the employee requests a withdrawal of such funds. No interest is paid by the Company on funds withheld and such funds are used by the Company for general operating purposes. If an employee terminates employment for any reason or dies before the end of a phase, all of the employee's accumulated payroll deductions will be paid to the employee or to his or her estate, as the case may be.

        Amendment.    The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code; provided, that no such revision or amendment may, without approval of the Company's shareholders, (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Plan or (iii) materially increase the benefits accruing to participants under the Plan.

        Federal Income Tax Consequences of the Plan.    Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Code Sections 421 and 423. Employee contributions are made on an after-tax basis. Under existing federal income tax provisions, no income is taxable to the optionee upon the grant or exercise of an option if the optionee remains an employee of the Company or one of its subsidiaries at all times from the date of grant until three months before the date of exercise. In addition, certain favorable tax consequences may be available to the optionee if shares purchased pursuant to the Stock Purchase Plan are not disposed of by the optionee within two years after the date the option was granted nor within one year after the date of transfer of purchased shares to the optionee. Any interest paid to an employee upon a withdrawal of accumulated payroll deductions is taxable income to the employee. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option.

        Plan Benefits.    The table below shows the total number of shares that have been purchased by the following individuals and groups under the Plan as of September 30, 2002:

Name and Position/Group	Total Number of Shares Received
Robert H. Kill, President and CEO	4,885
Thomas S. Wargolet, Vice President Finance, CFO	2,000
Robert G. Brown, Vice President of Sales	4,898
Current Executive Officer Group	11,783
Current Non-executive Officer Director Group	—
Current Non-executive Officer Employee Group	66,790

        Because participation in the Plan is voluntary, the future benefits that may be received by participating individuals or groups under the Plan cannot be determined at this time.

Vote Required

        Because of the employees' positive response to the 1996 Employee Stock Purchase Plan, the Board of Directors recommends that the shareholders approve the 100,000 share increase in the number of shares reserved for the Plan. Approval of the increase requires the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company, and persons who beneficially own more than 10 percent of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon a review of the copies of such reports furnished to or obtained by the Company and upon other information known to the Company, the Company believes that during the fiscal year ended September 30, 2002, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company's outstanding shares of Common Stock were complied with.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        Grant Thornton LLP acted as the Company's independent accountants for fiscal 2002. The Company has not yet selected its independent auditors for the current fiscal year ending September 30, 2003. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company's shareholders.

        Audit Fees.    The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of the Company's annual financial statements for fiscal 2002 and reviews of the financial statements included in the Company's Forms 10-Q for fiscal 2002 were $53,065.

        Financial Information Systems Design and Implementation Fees.    Grant Thornton LLP did not bill any fees for financial information systems design and implementation services rendered to the Company during fiscal 2002.

        All Other Fees.    The aggregate fees billed by Grant Thornton LLP for all other non-audit services rendered to the Company during fiscal 2002, including fees for tax-related services, were $20,065.

        The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Grant Thornton LLP's independence and has determined that such services have not adversely affected Grant Thornton LLP's independence.

OTHER BUSINESS

        Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

        Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2004 annual meeting of shareholders must be received by the Company by August 22, 2003, to be considered for inclusion in the Company's proxy statement and related proxy for the next annual meeting.

        Also, if a shareholder proposal intended to be presented at the next annual meeting but not included in the Company's proxy statement and proxy is received by the Company after November 5, 2003, then management named in the Company's proxy form for the next annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy material.

ANNUAL REPORT TO SHAREHOLDERS

        A copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 2002, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

FORM 10-K

        THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBITS(S) SHOULD BE DIRECTED TO MR. THOMAS WARGOLET, VICE PRESIDENT OF FINANCE, AT THE COMPANY'S PRINCIPAL ADDRESS. THE COMPANY'S FORM 10-K MAY ALSO BE ACCESSED THROUGH THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

BY ORDER OF THE BOARD OF DIRECTORS ROBERT H. KILL, President and Chief Executive Officer
Dated:	December 20, 2002 Plymouth, Minnesota

CIPRICO INC.

ANNUAL MEETING OF SHAREHOLDERS

JANUARY 23, 2003
3:30 PM

CIPRICO HEADQUARTERS
17400 MEDINA ROAD
PLYMOUTH, MINNESOTA 55447

CIPRICO INC. 17400 MEDINA ROAD PLYMOUTH, MINNESOTA 55447	proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 23, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint Robert H. Kill and Thomas S. Wargolet, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.LogoSee reverse for voting instructions.

\/ Please detach here \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL BELOW.

1.	Election of Class III directors:	01 Robert H. Kill 02 Mark D. Giffiths	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD for all nominees

To withhold authority to vote for any individual nominee, write the name of such nominee in the box at the right

2.	Set the number of directors at six (6):	☐	For	☐	Against	☐	Abstain
3.	Approve a 100,000 share increase in the number of shares reserved for the Company's 1996 Employee Stock Purchase Plan	☐	For	☐	Against	☐	Abstain
4.	OTHER MATTERS. In their discretion, the Proxies are to vote upon such other business as may properly come before the Meeting.	☐	Authorized	☐	Not Authorized
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 4.
Date

Address Change? Mark Box Indicate changes below:	☐

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS (PROPOSALS #1 AND #2)
  GENERAL INFORMATION
  COMMITTEE AND BOARD MEETINGS
  DIRECTORS FEES
  CERTAIN TRANSACTIONS
EXECUTIVE COMPENSATION
  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  SUMMARY COMPENSATION TABLE
  OPTION GRANTS DURING 2002 FISCAL YEAR
  AGGREGATED OPTION EXERCISES DURING 2002 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
  STOCK PERFORMANCE CHART
INCREASE IN SHARES RESERVED FOR 1996 EMPLOYEE STOCK PURCHASE PLAN (Proposal #3)
  General
  Description of the 1996 Employee Stock Purchase Plan
  Vote Required
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT TO SHAREHOLDERS
FORM 10-K
CIPRICO INC. ANNUAL MEETING OF SHAREHOLDERS JANUARY 23, 2003 3:30 PM CIPRICO HEADQUARTERS 17400 MEDINA ROAD PLYMOUTH, MINNESOTA 55447